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ANNEX I

ASIA AUTOMOTIVE ACQUISITION CORPORATION

PERFORMANCE ORIENTED EARN-OUT AGREEMENT

This PERFORMANCE ORIENTED EARN-OUT AGREEMENT (the "Agreement"), is entered into as of July 24, 2007 by and between ASIA AUTOMOTIVE ACQUISITION CORPORATION, a public company in the United States ("Party A", or the "Company") and the executives listed on Schedule A hereto ("Party B", or the "Executives"). The Company and Executives are referred to collectively as the "Parties".

RECITALS

WHEREAS THE COMPANY SHALL EMPLOY THE EXECUTIVES FOR A PERIOD OF ONE (1) YEAR STARTING FROM THE DATE OF THIS AGREEMENT, AND THE COMPANY AGREES TO PROVIDE EARN-OUT SHARE PAYMENTS TO THE EXECUTIVES ACCORDING TO THE BUSINESS PERFORMANCE OF Hunan TX Enterprise Co., Ltd. ("TX CHINA"), THE PARTIES AGREE AS FOLLOWS:

AGREEMENT

1. Issuance of Incentive Shares

(1) If the Company achieves or exceeds the Targeted After-

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Tax Profit of the 2007 financial year (as defined in Article 2), the Executives or the persons designated by the Executives shall receive, and AAAC shall issue and deliver, two million (2,000,000) shares of the Company's common stock to the Executives within 30 days following the date of filing of the audit of financial statement for the 2007 financial year, with no consideration paid by the Executives ("Incentive Shares");

(2) The Executives may distribute the Incentive Shares among them at their sole discretion;

(3) In the event that the Company does not achieve the Targeted After-Tax Profit for the 2007 financial year, the Company shall not issue any common stock to the Executive with no consideration.

2. Targeted After-Tax Profit

The Company's Targeted After-Tax Profit for the 2007 financial year shall be US$9,500,000 ("Targeted After-Tax Profit"). Such amount shall be exclusive of all one time charges or expenses associated with the acquisition transaction between the Company and TX China, including but not limited to US GAAP audit fees, consulting fees, legal service fees, and non-cash expenses (if any) incurred from the granting of 2,000,000 Incentive Shares, 4,500,000 shares of employment stocks and 2,000,000 conditional shares as stipulated in the Key Employees Employment Agreement to its key employees(the above fees, expenses and all the shares issued to the key employees are collectively referred to as "Transaction Expenses").

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Targeted After-Tax Profit=FY2007 After-Tax Profit + Transaction Expenses "FY2007
After-Tax Profit" shall mean the consolidated after-tax profit of TX China and its wholly owned subsidiaries audited in accordance with US GAAP for the 2007 financial year.

3. Disposal of the Incentive Shares

Each of the Executives, at his sole discretion, may receive the Incentive Shares, and may assign, sell, transfer, delegate or otherwise dispose of, or abandon the Incentive Shares issued to him.

4. Responsibilities of the Executives

Each of the Executives shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including serving in TX China. Each of the Executives shall devote his best efforts and full time attention to the performance of his duties. The Executives shall report to the Chief Executive Officer of the Company.

5. Termination of the Performance-Oriented Incentive

Within 30 days following the date of filing of the audit of financial statement for the 2007 financial year, if one of Executives quits, his right to receive the Incentive Shares shall be terminated when he ceases to be the Company's employee. The other Executives' rights under this Agreement shall not be adversely affected.

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6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

7. Dispute Resolution

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b) The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

(c) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

8. Successor

The Company will redomesticate and convert as Tongxin International Co., Ltd., a company organized and validly existing under the laws of the British Virgin Islands ("Successor"). This

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Agreement shall be binding upon the Successor.

9. Miscellaneous

(1) Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

(2) Language

This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

The Parties have duly executed this Agreement as of the date first written above.

COMPANY:

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board

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By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer


EXECUTIVES                              (Signature)

EXHIBIT A

NAMES OF THE EXECUTIVES

August 21, 2007 Draft